EX-35.2


(logo) MIDLAND    (logo) PNC
       LOAN              REAL ESTATE
       SERVICES


ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer's activities during the calendar year 2013 (the "Reporting Period") and of its performance under the Agreement has been made under the undersigned officer's supervision; and
2. To the best of the undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


Dated: March 1, 2014

PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President


Member of The PNC Financial Services Group
10851 Mastin Boulevard  Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland


(page)


Schedule I

Deutsche Mortgage & Asset Receiving Corp.
Direct Email:  lainie.kaye@db.com


Recipient Role                      Deal Name                                                Series Number         Midland Role
Depositor                           CD 2006-CD2 Commercial Mortgage Trust                    Series 2006-CD2       Master Servicer
Depositor                           CD 2006-CD3 Commercial Mortgage Trust.                   Series 2006-CD3       Primary Servicer
  ShopKo Portfolio whole loan only
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                DBUBS 2011-LC3        Special Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                DBUBS 2011-LC1        Special Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2013-LC6         Master Servicer
  Master and Special Servicer of the Harmon Corner loan under the COMM 2012-CCRE5 PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2013-LC13         Master Servicer
  Special Servicer of the 15 MetroTech Center loan under the MS 2013-C12 PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2013-CCRE9       Special Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2013-CCRE8       Master and
                                                                                                                   Special Servicer

  Master Servicer of the Moffett Tower Phase II loan under the COMM 2013-CCRE7 PSA
  Special Servicer of the Paramount Building loan under the COMM 2013-CCRE9 PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2013-CCRE7        Master Servicer
  Master Servicer of the Moffett Towers loan under the COMM 2013-LC6 PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2013-CCRE6        Master Servicer
  Master Servicer of the Moffett Towers loan and the 540 West Madison loan under the COMM 2013-LC6 PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2013-CCRE12       Primary Servicer
  Master Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2013-CCRE11       Master Servicer
  Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2012-FL2         Special Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2012-CCRE5       Master and
                                                                                                                   Special Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2012-CCRE4       Special Servicer
  Special Servicer of the Emerald Square Mall loan under the COMM 2012-CCRE PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2012-CCRE3       Special Servicer
  Special Servicer of the Crossgates Mall loan under the COMM 2012-CCRE2 PSA



(page)


Schedule I

Deutsche Mortgage & Asset Receiving Corp.
Direct Email:  lainie.kaye@db.com


Recipient Role                      Deal Name                                                Series Number         Midland Role
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2012-CCRE2       Special Servicer
  Special Servicer on the 260 and 261 Madison Avenue loan under the COMM 2012-CCRE3 PSA
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2012-CCRE1       Special Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2011-FL1         Special Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2010-1           Special Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2006-C8          Master Servicer
Depositor                           Deutsche Mortgage & Asset Receiving Corp.                COMM 2006-C7          Master Servicer
Depositor                           Invitation Homes                                         Series 2013-SFR1      Servicer


